HAUGEN, SPRINGER & CO., P.C.
Certified Public Accountants
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9250 East Costilla Avenue Suite 150 Englewood, CO 80112
(303)799-6969  FAX (303)799-6974                 Robert S. Haugen, C.P.A.
www. hsco.com  taxman@hsco.com                Charles K. Springer, C.P.A.



July 18, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by Vari-L Company, Inc. (copy attached), which we understand were filed with the Commission, pursuant to Item 4 of
Form 8-K, as part of the Company's 8-K report filed on July 12, 2000.   We
agree with the statements concerning Haugen, Springer & Co. in such Form 8-
K.

Very truly yours,


/s/Haugen, Springer & Co., P.C.
HAUGEN, SPRINGER & CO., P.C.


cc:  Vari-L Company, Inc.

Attachment